Exhibit 99.1

Adaptive Biotechnologies Executes Lease for New 100,000 Square Foot Corporate Headquarters, Tripling its Footprint in Seattle’s Growing Biotech Hub

Development of the waterfront office space and research facility by Alexandria Real Estate Equities, Inc. is underway with occupancy expected in 2021

SEATTLE, Wash., August 7, 2019 – Adaptive Biotechnologies Corporation (Nasdaq:ADPT), a commercial-stage biotechnology company that reads and translates the genetic code of the adaptive immune system with the goal of developing personalized diagnostics and therapeutics to improve patient lives, today announced plans to lease a new corporate headquarters with a state-of-the-art office space and research facility that will triple the company’s Seattle footprint. Adaptive has signed a 12-year, full-building, 100,000 square foot lease with long-time partner Alexandria Real Estate Equities, Inc. at 1165 Eastlake Avenue East, in the heart of Seattle’s Lake Union life science cluster.

“We have worked with Alexandria to design a state-of-the-art headquarters that will allow us to expand our lab capacity, R&D footprint, and office space to help realize our goal to translate the genetics of the adaptive immune system into clinical products that we believe will transform medicine and improve patients’ lives,” said Chad Robins, chief executive officer and co-founder of Adaptive. “This space will support Adaptive’s strategic growth trajectory, provide our current and future employees with improved space and amenities, and foster our mission-driven culture that drives commitment to each other, our customers, and our patients.”

Adaptive’s current headquarters, 1551 Eastlake Avenue East, also part of The Eastlake Life Science Campus by Alexandria, is a short distance from the future facility. Shell construction of the new building is expected to be completed in 2020 and Adaptive plans to occupy the new building in 2021 once interior construction is finished. Over the past decade, Adaptive has focused on building their proprietary immune medicine platform, clinical immunomics database and infrastructure. The company is experiencing significant growth as it transitions to leveraging the platform towards developing truly personalized, patient-specific, immune-driven clinical products.

“1165 Eastlake will provide Adaptive with a dynamic headquarters necessary to support the needs of a rapidly growing company that sits at the intersection of life science and technology,” said Joel S. Marcus, executive chairman and founder of Alexandria Real Estate Equities, Inc. and Alexandria Venture Investments. “Alexandria has deep roots in the life science community in Seattle, and we understand the unique needs of a company like Adaptive scaling to achieve their mission to transform medicine.”

About Adaptive Biotechnologies

Adaptive Biotechnologies is a commercial-stage biotech company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics, and drug discovery. We have two commercial products, and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune conditions and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient. For more information, please visit: adaptivebiotech.com.

Caution Regarding Forward-Looking Statements

This press release may contain forward-looking statements regarding Adaptive’s current expectations, including its ability to read and translate the genetic code of the adaptive immune system to develop personalized diagnostics and therapeutics to improve patient lives. Words such as “may,” “believe,” “expect,” “estimate,” “predict,” or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those described more fully in the section captioned “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Adaptive Biotechnologies undertakes no duty to update such information except as required under applicable law.

MEDIA CONTACT:

Beth Keshishian

Director, Corporate Communications

917-912-7195

media@adaptivebiotech.com

INVESTOR CONTACT:

Lynn Lewis or Carrie Mendivil

415-937-5405

investors@adaptivebiotech.com